Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (this “Agreement”) is entered into by and between Fred’s Inc. (the “Company”) and Michael Bloom (“Executive,” and, together with the Company, the “Parties”).

1.            The Parties acknowledge and agree that Executive’s last day of employment with the Company will be May 24, 2018 (the “Separation Date”). Effective as of the Separation Date, Executive shall not be, or hold himself out as, an Executive, agent, or representative of the Company or any of its affiliates.

2.            The period between April 24, 2018 and May 24, 2018 shall be the “Transition Period.” During the Transition Period, Executive will not be authorized to take (and will not take) any actions on behalf of the Company or any Company Affiliate. Effective immediately upon the commencement of the Transition Period, Executive hereby resigns from the Board (and any committees thereof) and the Board of Directors (and any committees thereof) of any of Company’s affiliates and from the board of directors or similar governing body of any corporation, limited liability company or other entity in which Company or any affiliate holds an equity interest and with respect to which board or similar governing body Executive serves as Company’s or such affiliate’s designee or other representative. Executive will continue to receive his base salary, at the annual rate of $700,000 per annum (less applicable deductions and withholdings), through the Transition Period.

3.            In consideration of Executive executing and complying with this Agreement and the Surviving Provisions in full settlement of any compensation or benefits to which Executive otherwise could claim to be entitled, and in exchange for the mutual promises, covenants, releases, and waivers set forth in this Agreement, the Company will provide Executive with the following severance benefits:

(a)          Company shall pay Executive any vested or accrued and unpaid payments, rights or benefits Executive may otherwise be entitled to receive pursuant to the terms of any accrued but unused vacation or other employee benefit or compensation plan maintained by Company at the time or times provided therein.

(b)          On the Separation Date, Executive’s rights under any compensation or benefits program shall become vested and any restrictions on stock options or contractual rights granted to Executive shall be removed, including but not limited to the removal and/or lapse of any and all restrictions on the 272,759 shares of Executive’s restricted stock.

(c)          All stock options provided as an Employment Incentive under Section 3(d) of the Amended Compensation Agreement shall vest and all restrictions on restricted stock provided as an Employment Incentive under Section 3(d) of the Amended Compensation Agreement shall immediately lapse.

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(d)          Until the earlier of the third anniversary of Executive’s Separation Date or the date Executive is employed by a new employer, Company shall continue to provide Executive a car allowance in the amount of $1,000 per month.

(e)          When the Executive’s coverage (if any) under the Company’s medical plan(s) ceases, pursuant to governing law and independent of this Agreement, Executive will be entitled to elect benefit continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for Executive and any eligible dependents if Executive timely applies for such coverage. If Executive elects COBRA, Company shall reimburse Executive for the Employee portion of Executive’s COBRA premiums for a maximum of eighteen (18) months; provided, however, that the Company’s reimbursement of continuation coverage may cease at any time Executive becomes eligible for group medical coverage from another employer. Information regarding Executive’s rights under COBRA will be provided to Executive in a separate mailing. Executive acknowledges and agrees that Executive is solely responsible for all federal, state, and/or tax liability, if any, arising from any such COBRA reimbursement described in this Paragraph 3 and that neither the Company nor any of its representatives have provided advice regarding the tax consequences of any consideration set forth in this Paragraph 3.

(f)          Following the expiration of the eighteen (18) month COBRA reimbursement period, Executive shall receive monthly payments in the amount of $1,287.39 for an additional eighteen (18) months; provided, however, that these payments will cease at any time Executive becomes eligible for group medical coverage from another employer.

In addition to the benefits set forth above, the Company, through its officers, agrees not to make any untruthful or disparaging statements, written or oral, about Executive.

4.            In exchange for Executive timely executing and complying with both this Agreement and the release attached hereto as Exhibit A (the “Post-Employment Release”), and for not timely revoking the Post-Employment Release in accordance with its terms: severance in the amount equal to $1,166,666.67 less applicable deductions and withholdings, to be paid in substantially equal installments at Executive’s regular pay intervals in effect prior to the Separation Date, over a period of twenty (20) months beginning no later than the first regular Company payroll payment date which occurs within thirty 30 days following the lapse of any right of Executive to revoke the release attached hereto as Exhibit A.

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5.            Executive acknowledges and agrees that the consideration provided in Paragraphs 2 through 4, above: (a) is in full discharge of any and all obligations owed to Executive, monetarily or otherwise, with respect to Executive’s employment, including but not limited to any obligations set forth in the Amended Compensation Agreement; and (b) exceeds any payment, benefit, or other thing of value to which Executive might otherwise be entitled in the absence of this Agreement. Executive specifically acknowledges and agrees that Executive is not entitled to any other salary, wages, commissions, overtime, premiums, paid time off, vacation, sick pay, holiday pay, personal day pay, royalties, equity, phantom equity, carried interest, bonuses, deferred compensation, or other forms of compensation, benefits, fringe benefits, perquisites, interests, or payments of any kind or nature whatsoever (collectively, “Compensation”), except as explicitly provided in this Agreement. Further, Executive acknowledges and agrees that the terms of this Agreement and the Surviving Provisions remain in full force and effect and will continue to bind Executive following the Separation Date. Executive further acknowledges that by Executive executing this Agreement, Executive and the other Releasors are waiving and releasing any and all legal rights and claims they may have under the ADEA and all other federal, state and local laws regarding age discrimination, whether those claims are currently known to Executive or hereafter discovered. However, nothing in the foregoing is intended to limit or restrict Executive’s right to challenge the validity of this Agreement as to claims and rights asserted under the ADEA or Executive’s right to enforce the Agreement. Executive further agrees that in the event he or any of the other Releasors brings any ADEA Claims against any of the Releasees, or in the event they seek to recover monetary or other compensation against any of the Releasees through any ADEA Claim brought by a governmental agency on their behalves, this Agreement shall serve as a complete defense to such Claims.

6.            In exchange for the consideration provided to Executive pursuant to Paragraph 3 of this Agreement, Executive, on behalf of Executive and all of Executive’s heirs, executors, administrators, successors, and assigns (collectively, “Releasors”), hereby releases and forever waives and discharges any and all claims, liabilities, causes of action, demands, charges, complaints, suits, rights, costs, debts, expenses, promises, agreements, or damages of any kind or nature (collectively, “Claims”) that Executive or any of the other Releasors ever had, now have, or might have against the Company and Alden Global Capital LLC, and each of their current, former, or future affiliates, or any of their respective current, former, or future subsidiaries, parents, related companies, controlling shareholders, or divisions, as well as (collectively with the Company, the “Company Entities”), or any of the Company Entities’ respective directors, members, managers, employees, trustees, officers, general partners, limited partners, Executives, consultants, contractors, advisors, agents, benefit plans, attorneys, successors, assigns, or investment funds (or the other investment vehicles any of the foregoing manage and/or for which they perform services) (collectively with the Company Entities, the “Releasees,” and each a “Releasee”), arising at any time prior to the date Executive executes this Agreement, whether such Claims are known to Executive or unknown to Executive, whether such Claims are accrued or contingent, including, but not limited to, any and all (a) Claims arising out of, or that might be considered to arise out of or to be connected in any way with, Executive’s employment or other relationship with any of the Releasees, or the termination of such employment or other relationship; (b) Claims under any contract, agreement, or understanding that Executive may have with any of the Releasees, whether written or oral, express or implied, at any time prior to the Effective Date (as defined below) (including, but not limited to, under the Amended Compensation Agreement; (c) Claims arising under any federal, state, foreign, or local law, rule, constitution, ordinance, or public policy, including, without limitation, (i) Claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the Family and Medical Leave Act, the Executive Retirement Income Security Act of 1974, the Vietnam Era Veterans Readjustment Act of 1974, the Immigration Reform and Control Act of 1986, the Equal Pay Act, the Labor Management Relations Act, the National Labor Relations Act, the Occupational Safety and Health Act, the Genetic Information Nondiscrimination Act of 2008, the Rehabilitation Act of 1973, the Uniformed Services Employment and Reemployment Rights Act, the Worker Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act, the Internal Revenue Code of 1986, and/or the Tennessee Human Rights Act, as all such laws have been amended from time to time, or any other federal, state, foreign, or local labor law, wage and hour law, worker safety law, Executive relations or fair employment practices law, or public policy, (ii) Claims arising in tort, including, but not limited to, Claims for misrepresentation, defamation, libel, slander, invasion of privacy, conversion, replevin, false light, tortious interference with contract or economic advantage, negligence, fraud, fraudulent inducement, quantum meruit, promissory estoppel, prima facie tort, restitution, or the like, and (iii) Claims for Compensation, other monetary or equitable relief, attorneys’ or experts’ fees or costs, forum fees or costs, or any tangible or intangible property of Executive’s that remains with any of the Releasees; and (d) Claims arising under any other applicable law, regulation, rule, policy, practice, promise, understanding, or legal or equitable theory whatsoever; provided, however, that Executive does not release (A) any claims that arise after the Effective Date; (B) any claims for breach of this Agreement or to enforce the terms of this Agreement; or (C) any claims that cannot be waived or released as a matter of law. Executive specifically intends the release of Claims in this Paragraph 6 to be the broadest possible release permitted by law.

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7.            Executive represents and warrants that Executive has never commenced or filed, or caused to be commenced or filed, any lawsuit or arbitration against any of the Releasees. Except as otherwise provided in Paragraph 6 of this Agreement, Executive further agrees not to directly or indirectly commence, file, or in any way pursue, or cause or assist any person or entity to commence, file, or pursue, any Claim, lawsuit, or arbitration against any of the Releasees in the future. For avoidance of doubt, nothing in this Agreement, any other agreement between Executive and the Company, or any Company policy shall prevent Executive from filing a charge with the Equal Employment Opportunity Commission (the “EEOC”) or any other government agency or participating in any EEOC or other agency investigation; provided, that Executive may not receive any monetary relief from any of the Releasees as a consequence of any charge filed with the EEOC and/or any litigation arising out of an EEOC charge; and provided, further, that nothing herein shall restrict Executive’s right to receive an award for information provided to the U.S. Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934.

8.            This Agreement shall be interpreted strictly in accordance with its terms, to the maximum extent permissible under governing law, and shall not be construed against or in favor of any Party, regardless of which Party drafted this Agreement or any provision hereof. If any provision of this Agreement (or any of the Surviving Provisions) is determined to be unenforceable as a matter of governing law, an arbitrator or reviewing court of appropriate jurisdiction shall have the authority to “blue pencil” or otherwise modify such provision so as to render it enforceable while maintaining the Parties’ original intent to the maximum extent possible. Each provision of this Agreement is severable from the other provisions hereof, and if one or more provisions hereof are declared invalid, the remaining provisions shall nevertheless remain in full force and effect. For purposes of this Agreement, the connectives “and,” “or,” and “and/or” shall be construed either disjunctively or conjunctively as necessary to bring within the scope of a sentence or clause all subject matter that might otherwise be construed to be outside of its scope.

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9.            Executive agrees to cooperate with the Company, without any compensation other than that set forth in this Agreement, in connection with (a) promptly, fulsomely, and in good faith responding to the Company’s requests for knowledge or information within Executive’s possession following the Separation Date, and (b) any investigation or review by any federal, state, foreign, or local regulatory or other authority, and in the defense or prosecution of any demand, claim, or action, that is now in existence or may be brought in the future against or on behalf of any of the Releasees relating to events, occurrences, or omissions that may have occurred (or failed to have occurred) while Executive was employed by the Company. Executive’s cooperation in connection with any such investigation, demand, claim, or action shall include, but not be limited to, being available to (i) meet with the Releasees and their counsel in connection with discovery or pre-trial issues, and (ii) provide truthful testimony (including via affidavit, deposition, at trial, or otherwise) on behalf of the Releasees, all without the requirement of being subpoenaed. The Company shall try to schedule Executive’s cooperation pursuant to this Paragraph so as not to unduly interfere with Executive’s other personal or professional pursuits.

10.          Executive represents, warrants and agrees that he has not breached, and will not breach, (i) any of his covenants under this Agreement, or (ii) any of his other obligations as an employee of the Company including, without limitation, those under Paragraphs 8(a), 8(b), 8(c) or 8(d) of the Amended Compensation Agreement (the “Surviving Provisions”) Executive’s obligations thereunder are summarized as follows:

(a)          Confidentiality. As more fully set forth in Paragraph 8(a) of the Amended Compensation Agreement, while employed by Company and thereafter, Executive shall not disclose any Confidential Information either directly or indirectly, to anyone (other than appropriate Company employees and advisors), or use such information for his own account, or for the account of any other person or entity, without the prior written consent of Company or except as required by law. This confidentiality covenant has no temporal or geographical restriction. For purposes of this Agreement, “Confidential Information” shall mean all non-public information respecting Company's business, including, but not limited to, its services, pricing, scheduling, products, research and development, processes, customer lists, marketing plans and strategies, and financing plans, but excluding information that is, or becomes, available to the public (unless such availability occurs through an unauthorized act on the part of Executive). Executive shall promptly supply to Company all property and any other tangible product or document that has been produced by, received by or otherwise submitted to Executive during or prior to his term of employment, and shall not retain any copies thereof.

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(b)          Non-Competition. As more fully set forth in Paragraph 8(b) of the Amended Compensation Agreement, Executive acknowledges that his services are of special, unique and extraordinary value to Company. Accordingly, the Executive shall not at any time prior to May 24, 2019. become an employee, consultant, officer, partner or director or provide services in any fashion to any Competitor with Company (or any of its affiliates).

(c)          Non-Solicitation. As more fully set forth in Paragraph 8(c) of the Amended Compensation Agreement, Executive shall not, at any time prior to May 24, 2019, whether on Executive’s own behalf or on behalf of or in conjunction with any person, company, business entity or other organization whatsoever, directly or indirectly, (x) solicit or encourage any employee of Company or its affiliates to leave the employment of Company or its affiliates or (y), without permission of Company, knowingly hire a former employee of Company or its affiliates.

(d)          Non-Disparagement. As more fully set forth in Paragraph 8(d) of the Amended Compensation Agreement, while employed by Company and at any time after the Separation Date, Executive agrees not to make any untruthful or disparaging statements, written or oral, about Company, its affiliates, and Alden Global Capital LLC, their predecessors or successors or any of their past and present officers, directors, stockholders, partners, members, agents and employees or Company’s business practices, operations or personnel policies and practices to any of Company’s customers, clients, competitors, suppliers, investors, directors, consultants, employees, former employees, or the press or other media in any country.

Notwithstanding the foregoing, in accordance with the Defend Trade Secrets Act, 18 U.S.C. § 1833(b), and other applicable law, nothing in this Agreement, or any other agreement or policy of the Company shall prevent Executive from, or expose Executive to criminal or civil liability under federal or state trade secrets law for, (i) directly or indirectly sharing any Company trade secrets or other Confidential Information (except information protected by any of the Releasees’ attorney-client or work product privilege) with an attorney or with any federal, state, or local government agencies, regulators, or officials, for the purpose of investigating or reporting a suspected violation of law, whether in response to a subpoena or otherwise, without notice to the Company; or (ii) disclosing the Company’s trade secrets in a filing in connection with a legal claim, provided that the filing is made under seal. Furthermore, Executive shall be permitted to (A) share information about this Agreement with Executive’s spouse, attorney, accountant, or financial advisor, so long as Executive ensures that such parties maintain the strict confidentiality of this Agreement; (B) share information regarding Executive compensation with other persons or entities; and (C) apprise any future employer or other person or entity to which Executive provides services of Executive’s continuing obligations to the Company under this Agreement and/or the Amended Compensation Agreement.

11.         This Agreement and the Surviving Provisions set forth the entire agreement between the Parties hereto, fully supersedes any and all prior agreements or understandings between the Parties, and can be modified only in a written agreement signed by Executive, on the one hand, and an officer of the Company, on the other hand. Executive specifically acknowledges and agrees that notwithstanding any discussions or negotiations Executive may have had with any of the Releasees prior to the execution of this Agreement, Executive is not relying on any promises or assurances other than those explicitly contained in this Agreement. This Agreement shall be deemed to have been made in Memphis, Tennessee, and shall be interpreted, construed, and enforced pursuant to the laws of the State of Tennessee, without giving effect to Tennessee’s conflict or choice of law principles.

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12.         Executive represents and warrants that he is not aware of any facts or circumstances that Executive has not disclosed to the General Counsel and/or the Chairman of the Nominating and Governance Committee that he knows or believes to be either (a) a past or current violation of the Company’s or any of its affiliates’ rules and/or policies, or (b) a past or current violation of any laws, rules, and/or regulations applicable to the Company or any of its affiliates. This Agreement shall not in any way be construed as an admission by any of the Releasees of any liability or of any wrongful acts whatsoever against Executive or any other person.

13.         Should Executive materially breach this Agreement or any of the Surviving Provisions, then: (a) the Company shall have no further obligations to Executive under this Agreement or otherwise (including, but not limited to, any obligation to provide the payments or other consideration set forth in Paragraphs 3 and 4 of this Agreement); (b) the Company will be entitled to recoup all payments previously provided to Executive under Paragraphs 3 and 4 of this Agreement; (c) the Company shall have all rights and remedies available to it under this Agreement and any applicable law or equitable theory; and (d) all of Executive’s promises, covenants, representations, and warranties under this Agreement and the Surviving Provisions will remain in full force and effect.

14.         Executive agrees that his breach or threatened breach of Paragraphs 6, 7, 9, 10, or 15 of this Agreement or the Surviving Provisions would result in irreparable and continuing harm to the Releasees for which there is no adequate remedy at law. Thus, in addition to the Releasees’ right to arbitrate disputes hereunder, the Releasees shall be entitled to obtain emergency equitable relief, including a temporary restraining order and/or preliminary injunction, in aid of arbitration, from any state or federal court of competent jurisdiction, without first posting a bond, to restrain any such breach or threatened breach. Upon the issuance (or denial) of an injunction, the underlying merits of any dispute will be resolved in accordance with the arbitration provisions of Paragraph 16 of this Agreement.

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15.         (a)          Except as provided in Paragraph 14 of this Agreement, the Parties irrevocably and unconditionally agree that any past, present, or future dispute, controversy, or claim arising under or relating to this Agreement; arising in connection with Executive’s employment or affiliation or the termination thereof; or otherwise arising between Executive and any of the Releasees, involving Executive, on the one hand, and any of the Releasees, on the other hand, including both claims brought by Executive and claims brought against Executive, shall be submitted for resolution to binding arbitration as provided herein; provided, that nothing herein shall require arbitration of a claim or charge which, by law, cannot be the subject of a compulsory arbitration agreement. Any such arbitration shall be administered by the American Arbitration Association (“AAA”); shall be conducted in accordance with AAA’s Employment Arbitration Rules and Procedures, as modified herein; and shall be conducted by a single arbitrator. The Company shall be responsible for the arbitrator’s costs. Both the Company and the Executive will be responsible for their own attorneys’ fees. Such arbitration will be conducted in Tennessee, and the arbitrator will apply Tennessee law, including federal statutory law as applied in Tennessee courts. Except as set forth in Paragraph 14, above, the arbitrator, and not any federal or state court, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability, and/or formation of this Agreement, including any dispute as to whether (i) a particular claim is subject to arbitration hereunder, and/or (ii) any part of this Paragraph 15 is void or voidable. The arbitral award shall be in writing, shall state the reasons for the award, and shall be final and binding on the parties. Executive shall treat the arbitration as strictly confidential, and Executive shall not disclose the existence or nature of any claim, defense, or argument; any documents, correspondence, pleadings, briefing, exhibits, arguments, testimony, evidence, or information exchanged or presented in connection with any claim, defense, or argument; or any rulings, decisions, or results of any claim, defense, or argument (collectively, “Arbitration Materials”) to any third party, with the sole exception of Executive’s legal counsel, who Executive shall ensure complies with these confidentiality terms. In the event any of the Releasees substantially prevail in an action involving Executive’s breach of any provision of Paragraphs 6, 7, 9, 10, or 15 hereunder, such party shall be entitled to an award including its reasonable attorneys’ fees and costs, to the extent such an award is permitted by law. The arbitrator otherwise shall not have authority to award attorneys’ fees or costs, punitive damages, compensatory damages, damages for emotional distress, penalties, lost opportunities, or any other damages or relief not measured by the prevailing party’s actual out-of-pocket losses, except to the extent such relief is explicitly available under a statute, ordinance, or regulation pursuant to which a successful claim is brought. In agreeing to arbitrate his claims hereunder, Executive hereby recognizes and agrees that he is waiving his right to a trial in court and/or by a jury.

16.         In the event of any court proceeding to challenge or enforce an arbitrator’s award, the Parties hereby consent to the exclusive jurisdiction of the state and federal courts sitting in Tennessee; agree to exclusive venue in that jurisdiction; and waive any claim that such jurisdiction is an inconvenient or inappropriate forum. The Parties agree to take all steps necessary to protect the confidentiality of the Arbitration Materials in connection with any court proceeding, agree to use their reasonable best efforts to file any court proceeding permitted herein and all Confidential Information (and all documents containing Confidential Information) under seal, and agree to the entry of an appropriate protective order encompassing the confidentiality terms of this Agreement.

17.         (a)          In accordance with the Age Discrimination in Employment Act (“ADEA”) and the Older Workers Benefit Protection Act, 29 U.S.C. § 621 et seq., Executive understands that he shall have twenty-one (21) days to consider this Agreement, execute it, and return it via email or overnight courier (via FedEX or UPS) to Esther Lander, Akin Gump Strauss Hauer & Feld, LLC, 1333 New Hampshire Ave, NW, Washington DC, 20036, elander@akingump.com.  To the extent that Executive executes this Agreement prior to the end of the twenty-one (21) day period, Executive hereby knowingly and voluntarily waives the remainder of this twenty-one (21) day period.  If Executive fails to execute and return this Agreement within the twenty-one (21) day period in the manner provided above, then this Agreement will be null and void and of no force or effect.

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(b)          Executive acknowledges that if he timely executes this Agreement, he shall have seven (7) days from the date he executes this Agreement to revoke this Agreement by providing written notice of such revocation by email or overnight courier (via FedEx or UPS) to Esther Lander, Akin Gump Strauss Hauer & Feld, LLC, 1333 New Hampshire Ave, NW, Washington DC, 20036, elander@akingump.com.. If Executive revokes this Agreement within seven (7) days from the date he executes it as provided herein, then this Agreement will be null and void and of no force or effect. If Executive does not revoke this Agreement within seven (7) days from the date he timely executes this Agreement in the manner provided above, this Agreement will become fully binding, effective, irrevocable, and enforceable on the eighth (8th) calendar day after Executive executes it (the “Effective Date”).

18.         By signing below, Executive expressly acknowledges, represents, and warrants that Executive has carefully read this Agreement; that Executive fully understands the terms, conditions, and significance of this Agreement and its final and binding effect; that no other promises or representations were made to Executive other than those set forth in this Agreement; that Executive is fully competent to manage Executive’s business affairs; that Executive understands that this Agreement contains a waiver and release of all known or unknown claims; that the Company has advised Executive to consult with an attorney concerning this Agreement; that Executive has executed this Agreement voluntarily, knowingly, and with an intent to be bound by this Agreement; and that Executive has full power and authority to release Executive’s Claims as set forth herein and has not assigned any such Claims to any other individual or entity.

19.         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date indicated below.

FRED’S, INC.

By:	/s/Joseph Anto	4/27/2018
	Joseph Anto, Chief Financial Officer	Date
Authorized Signatory

ExecutivE

/s/ Michael Bloom	4/27/2018
Michael Bloom	Date

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[TO BE EXECUTED NO EARLIER THAN MAY 25, 2018

AND NO LATER THAN JUNE 15, 2018]

EXHIBIT A

POST-EMPLOYMENT RELEASE

In exchange for the payments and other consideration provided to Michael Bloom (“Executive”) under the Separation Agreement and Release of All Claims between Executive and Fred, Inc. (the “Company”) and its affiliates (the “Separation Agreement”), to which this Post-Employment Release is an Exhibit, and as a precondition to Executive’s receipt of the payments and other consideration set forth in Paragraph 4 thereof, Executive hereby agrees as follows. All capitalized terms utilized but not defined herein shall have the same meanings ascribed to them in the Separation Agreement:

1.            Upon the Post-Employment Release Effective Date, as defined below, to the maximum extent permitted by law, and except as otherwise provided for within the Separation Agreement or this Post-Employment Release, Executive, on behalf of Executive and all of Executive’s heirs, executors, administrators, successors, and assigns (collectively, “Releasors”), hereby releases and forever waives and discharges any and all claims, liabilities, causes of action, demands, charges, complaints, suits, rights, costs, debts, expenses, promises, agreements, or damages of any kind or nature (collectively, “Claims”) that Executive or any of the other Releasors ever had, now have, or might have against the Company and Alden Global Capital LLC, or any of their current, former, or future affiliates, or any of their respective current, former, or future subsidiaries, parents, related companies, controlling shareholders, or divisions (collectively with the Company, the “Company Entities”), or any of the Company Entities’ respective directors, members, managers, employees, trustees, officers, general partners, limited partners, Executives, consultants, contractors, advisors, agents, benefit plans, attorneys, successors, assigns, or investment funds (or the other investment vehicles any of the foregoing manage and/or for which they perform services) (collectively with the Company Entities, the “Releasees,” and each a “Releasee”), arising at any time prior to the date Executive executes this Agreement, whether such Claims are known to Executive or unknown to Executive, whether such Claims are accrued or contingent, including, but not limited to, any and all (a) Claims arising out of, or that might be considered to arise out of or to be connected in any way with, Executive’s employment or other relationship with any of the Releasees, or the termination of such employment or other relationship; (b) Claims under any contract, agreement, or understanding that Executive may have with any of the Releasees, whether written or oral, express or implied, at any time prior to the Post-Employment Release Effective Date (as defined below) (including, but not limited to, under the Amended Compensation Agreement, as defined in the Separation Agreement); (c) Claims arising under any federal, state, foreign, or local law, rule, constitution, ordinance, or public policy, including, without limitation, (i) Claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the Family and Medical Leave Act, the Executive Retirement Income Security Act of 1974, the Vietnam Era Veterans Readjustment Act of 1974, the Immigration Reform and Control Act of 1986, the Equal Pay Act, the Labor Management Relations Act, the National Labor Relations Act, the Occupational Safety and Health Act, the Genetic Information Nondiscrimination Act of 2008, the Rehabilitation Act of 1973, the Uniformed Services Employment and Reemployment Rights Act, the Worker Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act, the Internal Revenue Code of 1986, and/or the Tennessee Human Rights Act, as all such laws have been amended from time to time, or any other federal, state, foreign, or local labor law, wage and hour law, worker safety law, Executive relations or fair employment practices law, or public policy, (ii) Claims arising in tort, including, but not limited to, Claims for misrepresentation, defamation, libel, slander, invasion of privacy, conversion, replevin, false light, tortious interference with contract or economic advantage, negligence, fraud, fraudulent inducement, quantum meruit, promissory estoppel, prima facie tort, restitution, or the like, and (iii) Claims for Compensation, other monetary or equitable relief, attorneys’ or experts’ fees or costs, forum fees or costs, or any tangible or intangible property of Executive’s that remains with any of the Releasees; and (d) Claims arising under any other applicable law, regulation, rule, policy, practice, promise, understanding, or legal or equitable theory whatsoever.

Exhibit A -1

2.            Executive represents and warrants that Executive has never commenced or filed, or caused to be commenced or filed, any lawsuit or arbitration against any of the Releasees. Executive further agrees not to directly or indirectly commence, file, or in any way pursue, or cause or assist any person or entity to commence, file, or pursue, any Claim, lawsuit or arbitration against any of the Releasees in the future pursuing, in whole or in part, any Claim released herein. For avoidance of doubt, nothing in this Post-Employment Release, any other agreement between Executive and the Company, or any Company policy shall prevent Executive from filing a charge with the Equal Employment Opportunity Commission (the “EEOC”) or any other government agency or participating in any EEOC or other agency investigation; provided that Executive may not receive any relief (including, but not limited to, reinstatement, back pay, front pay, damages, attorneys’ or experts’ fees, costs, and/or disbursements) as a consequence of any charge filed with the EEOC and/or any litigation arising out of such a charge.

3.           For avoidance of doubt, the foregoing Release does not include any claims that cannot be released or waived by law, nor does it prohibit Executive or any of the other Releasors from filing a charge or complaint with or participating in an investigation or proceeding conducted by any Government Agencies (including but not limited to the Equal Employment Opportunity Commission); provided, however, that Executive and the other Releasors are releasing and waiving the right to seek or accept any compensatory damages, back pay, front pay, or reinstatement remedies for Executive or the other Releasors personally with respect to any and all Claims released in this Post-Employment Release; and provided, further, that nothing herein shall restrict Executive’s right to receive an award for information provided to the U.S. Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934.

4.           Executive acknowledges that by Executive executing this Post-Employment Release, Executive and the other Releasors are waiving and releasing any and all legal rights and claims they may have under the ADEA and all other federal, state and local laws regarding age discrimination, whether those claims are currently known to Executive or hereafter discovered. However, nothing in the foregoing is intended to limit or restrict Executive’s right to challenge the validity of this Post-Employment Release as to claims and rights asserted under the ADEA or Executive’s right to enforce the Separation Agreement. Executive further agrees that in the event he or any of the other Releasors brings any ADEA Claims against any of the Releasees, or in the event they seek to recover monetary or other compensation against any of the Releasees through any ADEA Claim brought by a governmental agency on their behalves, this Post-Employment Release shall serve as a complete defense to such Claims.

Exhibit A -2

5.           In accordance with the Age Discrimination in Employment Act (“ADEA”) and the Older Workers Benefit Protection Act, 29 U.S.C. § 621 et seq., Executive understands that he shall have twenty-one (21) days to consider this Agreement, execute it, and return it via email, facsimile, or overnight courier (via FedEX or UPS) to Esther Lander, Akin Gump Strauss Hauer & Feld, LLC, 1333 New Hampshire Ave, NW, Washington DC, 20036, elander@akingump.com. To the extent that Executive executes this Release prior to the end of the twenty-one (21) day period, Executive hereby knowingly and voluntarily waives the remainder of this twenty-one (21) day period. If Executive fails to execute and return this Agreement within the twenty-one (21) day period in the manner provided above, then this Agreement will be null and void and of no force or effect.

6.           If Executive does not revoke this Post-Employment Release within seven (7) days from the date he executes it, this Post-Employment Release will become fully binding, effective, and enforceable on the eighth (8th) calendar day after the day he executes it (the “Post Employment Release Effective Date”). For avoidance of doubt, should Executive fail to timely execute this Post-Employment Release, or should he timely revoke this Post-Employment Release after signing it, (A) he shall receive the payments and benefits set forth in Paragraph 3 of the Separation Agreement, (B) the Company’s and Company Affiliates’ obligations under Paragraph 4 of the Separation Agreement shall be null and void and of no force or effect, and (C) the remainder of the Separation Agreement shall remain binding, enforceable, and irrevocable.

7.           By signing below, Executive acknowledges and agrees that he (i) has carefully read and fully understands all of the provisions of the Separation Agreement (including this Post-Employment Release); (ii) knowingly and voluntarily agrees to all of the terms set forth in the Separation Agreement (including this Post-Employment Release); (iii) knowingly and voluntarily agrees to be legally bound by the Separation Agreement (including this Post-Employment Release); (iv) has been advised to consult with an attorney prior to signing this Separation Agreement (including this Post-Employment Release); (v) has full power to release his and the other Releasors’ Claims as set forth herein; and (vi) has not assigned any such Claims to any individual or to any corporation, partnership or any other entity or organization.

8.           This Exhibit A shall be part of the Separation Agreement and, once executed, may be enforced in accordance with the terms of the Separation Agreement. Executive understands that once the Separation Agreement becomes effective, it will remain effective and irrevocable regardless of whether this Post-Employment Release is timely executed (or, if it is executed, regardless of whether it is timely revoked); provided, that if Executive does not timely execute the Post-Employment Release (or if Executive timely revokes the Post-Employment Release after signing it) he will not receive the consideration set forth in Paragraph 4 of the Separation Agreement. For avoidance of doubt, Executive further understands that if he and/or the Company fail to timely execute the Separation Agreement, then the Separation Agreement (including this Post-Employment Release) will be null and void.

Exhibit A -3

9.           PDF, facsimile, and other true and correct copies of this Post-Employment Release shall have the same force and effect as an original hereof.

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Exhibit A -4

To confirm Executive’s understanding of, and agreement to, the terms of this Post-Employment Release, and to execute it, he has signed and dated it below.

MICHAEL BLOOM	Date:

Exhibit A -5